AMENDED AND RESTATED PROMISSORY NOTE

                                                          Dated:  May 30, 1997

          FOR VALUE RECEIVED, the undersigned, Wellsford Real Properties, Inc., a Maryland corporation ("WRP"), HEREBY PROMISES TO PAY on the Expiration Date to the order of Dresdner Bank AG, New York Branch, a banking corporation organized and existing under the laws of The Federal Republic of Germany acting through its New York Branch (the "Bank"), the unpaid amount of all obligations of WRP to the Bank pursuant to that certain Letter of Credit Reimbursement Agreement among WRP, Palomino Park Public Improvements Corporation and the Bank dated as of December 1, 1995 (as amended by that certain First Amendment to Letter of Credit Reimbursement Agreement dated as of May 30, 1997, and as further amended from time to time in accordance with its terms, the "Reimbursement Agreement") and the other Related Documents.
WRP promises to pay interest on the unpaid principal amount of this Promissory Note from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Reimbursement Agreement. (Capitalized terms used in this Promissory Note which are not otherwise defined herein have the same meaning as provided in the Reimbursement Agreement.)

          Both principal and interest are payable in lawful money of the United States of America in immediately available funds at the office of the Bank set forth in the Reimbursement Agreement.

          This Promissory Note is one the Promissory Notes referred to in, and is entitled to the benefits of, the Reimbursement Agreement and the other Related Documents. The Reimbursement Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for optional and mandatory prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          WRP waives presentment, demand, protest or notice of any kind in connection with this Promissory Note. WRP agrees to pay to the holder hereof, on demand, all costs and expenses (including legal fees and disbursements) incurred in connection with the enforcement and collection of this Promissory Note.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                              WELLSFORD REAL PROPERTIES, INC.

                              By:  /s/ David M. Strong
                                   -------------------------------------
                                   Name:   David M. Strong
                                   Title:  Vice President